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                                                             EXHIBIT NO. 99.1(c)

                               MFS SERIES TRUST II


                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

              REDESIGNATION OF CLASS R1 SHARES AND CLASS R2 SHARES


         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust II, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R1 and Class R2 shares (as defined in the Declaration) of MFS Emerging Growth Fund, a series of the Trust, as follows:

         The class of shares previously designated as "Class R1 Shares" shall be redesignated as "Class R Shares," and the class of shares previously designated as "Class R2 Shares" shall be redesignated as "Class R3 Shares."
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 1st day of April, 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


LAWRENCE H. COHN                      ROBERT J. MANNING
-----------------------------         -----------------------------
Lawrence H. Cohn                      Robert J. Manning
45 Singletree Road                    13 Rockyledge Road
Chestnut Hill MA  02467               Swampscott MA  01907


DAVID H. GUNNING                      LAWRENCE T. PERERA
-----------------------------         -----------------------------
David H. Gunning                      Lawrence T. Perera
2571 N. Park Blvd.                    18 Marlborough Street
Cleveland Heights OH  44106           Boston MA  02116


WILLIAM R. GUTOW                      ROBERT C. POZEN
-----------------------------         -----------------------------
William R. Gutow                      Robert C. Pozen
3 Rue Dulac                           9 Arlington Street
Dallas TX  75230                      Boston MA  02116


MICHAEL HEGARTY                       J. DALE SHERRATT
-----------------------------         -----------------------------
Michael Hegarty                       J. Dale Sherratt
177 Old Briarcliff Road               86 Farm Road
Briarcliff Manor NY  10510            Sherborn MA  01770


J. ATWOOD IVES                        LAURIE THOMSEN
-----------------------------         -----------------------------
J. Atwood Ives                        Laurie Thomsen
17 West Cedar Street                  235 Nashawtuc Road
Boston MA  02108                      Concord MA  01742


AMY B. LANE
-----------------------------
Amy B. Lane
9716 S.E. Sandpine Lane
Hobe Sound FL  33455